Exhibit 99.1

Joint Filer Information

Name and Address of Joint Filer:	William P. Foley II

Address of Joint Filer:	c/o 1701 Village Center Circle
Las Vegas, NV 89134

Relationship of Joint Filer to Issuer:	Director; 10% Owner

Issuer Name and Ticker or Trading Symbol:	Dun & Bradstreet Holdings, Inc. [DNB]

Date of Event Requiring Statement
(Month/Day/Year):	July 1, 2020

Designated Filer:	William P. Foley II

Signature:

/s/ Joe A. Reinhardt III, as attorney-in-fact

Dated:  July 1, 2020

Joint Filer Information

(continued)

Name and Address of Joint Filer:	Bilcar, LLC

Address of Joint Filer:	c/o 1701 Village Center Circle
Las Vegas, NV 89134

Relationship of Joint Filer to Issuer:	Director; 10% Owner

Issuer Name and Ticker or Trading Symbol:	Dun & Bradstreet Holdings, Inc. [DNB]

Date of Event Requiring Statement
(Month/Day/Year):	July 1, 2020

Designated Filer:	William P. Foley II

Signature:

Bilcar, LLC

By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Corporate Secretary

Dated:  July 1, 2020